For Immediate Release

First Interstate BancSystem, Inc. and Northwest Bancorporation, Inc. Announce Receipt of Northwest Shareholder Approval and Anticipated Closing Date

BILLINGS, Montana and SPOKANE, Washington, August 15, 2018 -- First Interstate BancSystem, Inc. (“First Interstate”) (NASDAQ: FIBK) and Northwest Bancorporation, Inc. (“Northwest”) (OTC Pink: NBCT) announced that Northwest’s shareholders have approved the proposed merger of Northwest with and into First Interstate at a special meeting of Northwest shareholders on August 14, 2018. All approvals necessary to complete the merger, including all regulatory approvals, have been received. The merger is expected to close on August 16, 2018, subject to satisfaction of customary closing conditions.
As previously announced, upon completion of the merger, Northwest shareholders will be entitled to receive 0.516 shares of First Interstate Class A common stock for each share of Northwest common stock they hold.  The shares received by Northwest shareholders are expected to qualify as a tax-free exchange.

About First Interstate BancSystem, Inc.
First Interstate BancSystem, Inc. is a financial services holding company, headquartered in Billings, Montana, with $12.2 billion in assets as of June 30, 2018. It is the parent company of First Interstate Bank, a community bank operating over 120 banking offices, including online and mobile banking services, throughout Idaho, Montana, Oregon, South Dakota, Washington, and Wyoming. As a recognized leader in community banking services, First Interstate is driven by strong values, as well as a commitment to delivering a rewarding experience to its employees, strong returns to shareholders, exceptional products and services to its clients, and resources to the communities it serves.

About Northwest Bancorporation, Inc.
Northwest Bancorporation, Inc. is the parent company of Inland Northwest Bank, a state-chartered community bank that currently operates 20 offices across Washington, Idaho, and Oregon. INB specializes in meeting the financial needs of individuals and small to medium-sized businesses, including professional corporations and agriculture-related operations, by providing a full line of commercial, retail, agricultural, and mortgage and private banking products and services. More information about INB can be found on its website at www.inb.com. The Company’s stock is quoted on the OTC Market’s Pink Marketplace under the symbol NBCT.

Cautionary Note Regarding Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. These forward-looking statements include, but are not limited to, (i) statements about First Interstate and Northwest’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (ii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from expected results: delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating First Interstate and Northwest, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which First Interstate and Northwest are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that First Interstate files with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to First Interstate or Northwest or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, First Interstate and Northwest do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

For further information:

First Interstate BancSystem, Inc.
Marcy Mutch, Chief Financial Officer
406-255-5312
marcy.mutch@fib.com

or

Northwest Bancorporation, Inc.
Russell A. Lee, President and CEO
Holly A. Poquette, Chief Financial Officer
(509) 456-8888
nbct@inb.com